Filed Pursuant to Rule 433

Registration No. 333-159392-01

*NEW ISSUE* $917mm World Omni (WOART) 2010-A Prime Auto Loans                         ** PRICED**

JOINT BOOKS/LEADS: Barclays Capital,            DB            SEC Registered

CO-MANAGERS: BAML/JPM/MUFJ/WELLS

CLS	$AMT-mm	M/S&P	WAL	WIN	L.FINAL	BENCH+SPRD	YLD%	CPN	$Price
A-1	249.000	P-1/A-1+	0.29	8	2/15/11	IntL -3	0.23262	0.23262	100-00
A-2	197.000	Aaa/AAA	0.95	9	06/15/12	EDSF +22	0.706	0.70	99.99530
A-3	241.000	Aaa/AAA	1.90	16	12/16/13	EDSF +25	1.351	1.34	99.98648
A-4	198.106	Aaa/AAA	3.21	14	05/15/15	IntS +35	2.221	2.21	99.99759
B	31.896	Aa3/NA	3.63	1	******* Not Offered ********

* WA FICO: 761				* Expected Settle: 01/28/10
* 98% Toyota Collateral				* First Payment Date: 02/16/10
* 88% New Vehicles				* Non-TALF Eligible
* ERISA Eligible				* B&D: Barclays Capital

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING BARCLAYS CAPITAL INC., TOLL-FREE AT 1-888-603-5847.